UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 4, 2010 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 4, 2010.  The following is a summary of the matters voted on at the meeting:

a.	The two nominees for director were elected to serve three-year terms ending in 2013, as follows:

Nominee                                                                             For                 Withheld                Broker Non-voted

Peter Eio                                                                      28,269,835             9,283,439                      8,305,890

G. Irwin Gordon                                                          28,303,638            9,249,636                       8,305,890

b.
By the following vote, the stockholders approved the proposal to adopt a certificate of amendment to our Restated Certificate of Incorporation to reclassify our common stock and add stock transfer restrictions to preserve value of our tax net operating losses.

For:                                        27,893,953

Against:                                 9,611,112

Abstain:                                      48,209

Broker Non-voted:               8,305,890

c.
By the following vote, the stockholders approved the proposal to amend and restate the 1997 Employee Stock Purchase Plan, including an increase in the number of shares available under the plan by 500,000 shares.

For:                                        35,412,521

Against:                                  2,110,929

Abstain:                                       29,824

Broker Non-voted:                 8,305,890

d.	The appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accountant was ratified by the following stockholder vote:

For:                                         45,629,844

Against:                                      169,310

Abstain:                                        60,010

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: May 6, 2010	By: /s/ Jason A. Napolitano Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary